Exhibit 10(ab)

[GRANT NUMBER]

RESTRICTED STOCK AWARD AGREEMENT
PURSUANT TO THE
COMTECH TELECOMMUNICATIONS CORP.
2000 STOCK INCENTIVE PLAN

Dear [Director Name]:
Preliminary Statement
As a non-employee director of Comtech Telecommunications Corp. (the “Company”), and pursuant to your election made in accordance with Section 13.6(a) of The Comtech Telecommunications Corp. 2000 Stock Incentive Plan, as amended (the “Plan”), you were automatically granted on [Date] (the “Grant Date”), pursuant to the terms of the Plan and this Restricted Stock Award Agreement (this “Agreement”), the number of shares of Restricted Stock set forth below.
The terms of the grant are as follows:
1. Grant of Restricted Stock. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, on the Grant Date you were automatically granted [#] shares of Restricted Stock (the “Award”). To the extent required by law, you shall pay to the Company the par value ($0.10) for each share of Restricted Stock awarded to you simultaneously with the execution of this Agreement.
2. Vesting. This Award shall vest in installments over a three (3) year period, commencing on the Grant Date, at the rate of 25% effective on the first and second anniversaries of the Grant Date and 50% on the third anniversary of the Grant Date; provided that you have not incurred a Termination of Directorship (as defined below) prior to the applicable vesting date. Notwithstanding the foregoing, the Award shall become fully vested prior to your Termination of Directorship upon (i) your death or (ii) a Change in Control. The date that a share of Restricted Stock becomes vested shall be referred to herein as the “Vesting Date”.
There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.
3. Dividends. Any dividends which would have been paid on shares of Restricted Stock but for the restrictions thereon prior to the Vesting Date shall be credited to a dividend book entry account on your behalf (any such credited amount, a “Dividend Equivalent”). Any cash Dividend Equivalents shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest. Your right to receive any Dividend Equivalents with respect to cash dividends shall vest only if and when the related Restricted Stock vests, and an amount equal to such cash dividends shall be paid to you in cash on the applicable Vesting Date on which the Restricted Stock vests. Your right to receive any Dividend Equivalents with respect to dividends other than cash dividends shall vest only if and when the related Restricted Stock vests, and on the applicable Vesting Date you will be paid an amount in cash equal to the Fair Market Value of the property underlying such dividend as of the applicable Vesting Date. Prior to the payment thereof, any Dividend Equivalents will be encompassed within the term “Award” with respect to the relevant shares of Restricted Stock.

4. Termination. Except as otherwise provided in Section 2 hereof, any shares of Restricted Stock (including any Dividend Equivalents credited thereupon) that are not vested upon your Termination of Directorship shall, upon such Termination of Directorship, terminate and be forfeited in their entirety as of the date of such Termination of Directorship. For the purposes of this Agreement, “Termination of Directorship” means that you have ceased to be a director of the Company; provided, that in the event that you become an Eligible Employee or a Consultant upon your ceasing to be a director, a Termination of Directorship shall not be deemed to occur until such time as such you are no longer an Eligible Employee or Consultant.
5. Restriction on Transfer. Unless otherwise approved by the Committee, the Award is not transferable other than by will or by the laws of descent and distribution. In addition, unless otherwise approved by the Committee, the Award shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Award shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate all or part of the Award or in the event of any levy upon the Award by reason of any execution, attachment or similar process contrary to the provisions hereof not otherwise approved by the Committee, the Award shall immediately become null and void. In addition, you shall not be permitted to Transfer the shares of Restricted Stock (including any Dividend Equivalents credited thereupon) awarded to you prior to vesting.
6. Legend. You shall be issued your shares of Restricted Stock as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Any such book entry shares shall be registered in your name, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of The Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated [Date]. Copies of such Plan and Agreement are on file at the principal office of the Company.”
7. Rights as a Stockholder. You shall have, with respect to your shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares; provided, however, that except as expressly provided herein, you shall not have the right to receive any dividends with respect to your shares of Restricted Stock unless and until your shares of Restricted Stock vest and all Dividend Equivalents shall be paid in cash. If and when your shares of Restricted Stock vest, the certificates for such shares shall be delivered to you. All legends shall be removed from said certificates at the time of delivery to you except as otherwise required by applicable law.
8. Provisions of Plan Control. This grant is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board of Directors of the Company and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The Plan is incorporated herein by reference. If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly.
9. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:
Comtech Telecommunications Corp.
68 South Service Road, Suite 230
Melville, NY 11747
Attention: Secretary
If to you, to the address indicated after your signature at the end of this Agreement.
10. Securities Representations. The grant of the Award and the issuance of shares of Restricted Stock pursuant hereto shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law. No shares of Restricted Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed. As a condition to the grant of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.
The shares of Restricted Stock are being issued to you and this Agreement is being made by the Company in reliance upon the following express representations and warranties. You acknowledge, represent and warrant that:
(a)    you have been advised that you may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on your representations set forth in this section.
(b)    if you are deemed to be an affiliate within the meaning of Rule 144 of the Act, the shares issued to you must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).
(c)    if you are deemed to be an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares may be made only in limited amounts in accordance with such terms and conditions.

11. Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of you for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for you, may in your name and stead, make and execute all conveyances, assignments and transfers of Common Stock and property provided for herein, and you hereby ratify and confirm that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, you shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
12. Detrimental Activity. In the event you engage in Detrimental Activity prior to, or during the one year period following your Termination of Directorship, the Board may direct (at any time within one year thereafter) that all shares of Common Stock delivered to you pursuant to this Agreement shall be immediately forfeited to the Company and you shall pay over to the Company an amount equal to the gain realized at the time of vesting of any the shares of Restricted Stock.
13. Right to Terminate Directorship. Neither the Plan nor the grant of the Award hereunder shall impose any obligations on the Company and/or the stockholders of the Company to retain you as a director, nor shall it impose any obligation on your part to remain as a director of the Company.
14. Miscellaneous.
(a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate by which you are employed to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, you may not assign this Agreement other than with respect to shares of Common Stock Transferred in compliance with the terms hereof.
(b) This Award shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The shares of Restricted Stock granted hereunder shall be subject to adjustment in accordance with Section 4.2(b) of the Plan.

(c) No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(d) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f) This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.

15. Agreement and Grant Not Effective Unless Accepted. By selecting the “Accept" button below you agree (i) to enter into this Agreement electronically, and (ii) to the terms and conditions of the Agreement. Until you select the "Accept" button below and accept the corresponding Irrevocable Stock Power (the “Power”), this Award shall not be effective and if you do not select the “Accept" button and accept the corresponding Power within 14 days from the date the Agreement is made available to you electronically this Award shall be null and void.

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, that [Director Name] (the “Transferor”), for value received, has assigned and transferred, and by these presents does assign and transfer unto Comtech Telecommunications Corp., a Delaware corporation, (the “Company”) [#] shares of the common stock, par value $0.10 per share, of the Company standing in the Transferor's name on the books of the Company, and does hereby constitute and appoint the Secretary of the Company, his true and lawful attorney, irrevocable for him and in his name and stead, to assign, transfer and set over said stock, and for that purpose, to make and execute all necessary acts of assignment and transfer, and one or more persons to substitute with like full power, hereby ratifying and confirming all that his said attorney, or the substitute or substitutes, shall lawfully do by virtue hereof.

By selecting the “Accept” button below you, [Director Name], agree (i) to execute this Irrevocable Stock Power (the “Power”) electronically, and (ii) to the terms and conditions of the Power. Until you select the “Accept” button below, this Power shall not be effective and if you do not select the “Accept” button and accept the corresponding Restricted Stock Award within 14 days from the date the Power is made available to you electronically this Power shall be null and void.

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